Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenue	$90,264	$80,650

Costs and expenses:
Cost of operations	36,565	30,927
Sales and marketing	27,561	25,149
General and administrative	14,726	13,480
Depreciation and amortization	6,937	6,672
Interest income	975	3,453
Impairment of auction rate securities	—	27,406

Income (loss) from continuing operations before income tax provision	5,450	(19,531)
Income tax provision	2,211	3,432

Income (loss) from continuing operations	3,239	(22,963)
Loss from discontinued operations, net of tax	(423)	(372)

Net income (loss)	$2,816	$(23,335)

Basic and diluted income (loss) per common share:
Income (loss) from continuing operations	$0.06	$(0.40)
Loss from discontinued operations	(0.01)	(0.00)

Net income (loss)	$0.05	$(0.40)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,575	57,636

Diluted	58,109	57,636

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue
Advertising and sponsorship	$65,428	$56,482
Licensing	22,975	21,923
Print	1,861	2,245

	$90,264	$80,650

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$18,688	$16,332

Adjusted EBITDA per basic and diluted common share	$0.32	$0.28

Interest, taxes, non-cash and other items (b)
Interest income	975	3,453
Depreciation and amortization	(6,937)	(6,672)
Non-cash advertising	(1,753)	(1,558)
Non-cash stock-based compensation	(5,523)	(3,680)
Impairment of auction rate securities	—	(27,406)
Income tax provision	(2,211)	(3,432)

Income (loss) from continuing operations	3,239	(22,963)
Loss from discontinued operations, net of tax	(423)	(372)

Net income (loss)	$2,816	$(23,335)

Basic and diluted income (loss) per common share:
Income (loss) from continuing operations	$0.06	$(0.40)
Loss from discontinued operations	(0.01)	(0.00)

Net income (loss)	$0.05	$(0.40)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,575	57,636

Diluted	58,109	57,636

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income (loss)

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$204,803	$191,659
Accounts receivable, net	90,835	93,082
Current portion of prepaid advertising	—	1,753
Other current assets	11,319	11,358
Assets of discontinued operations	11,839	12,575

Total current assets	318,796	310,427

Investments	127,033	133,563
Property and equipment, net	54,132	54,165
Goodwill	208,967	208,967
Intangible assets, net	24,520	26,237
Other assets	21,269	22,573

	$754,717	$755,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$20,355	$31,241
Deferred revenue	84,574	79,613
Due to HLTH	199	427
Liabilities of discontinued operations	3,256	2,599

Total current liabilities	108,384	113,880

Other long-term liabilities	8,081	8,334

Stockholders’ equity	638,252	633,718

	$754,717	$755,932

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$2,816	$(23,335)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations, net of tax	423	372
Depreciation and amortization	6,937	6,672
Non-cash advertising	1,753	1,558
Non-cash stock-based compensation	5,523	3,680
Deferred and other income taxes	2,097	2,372
Impairment of auction rate securities	—	27,406
Changes in operating assets and liabilities:
Accounts receivable	2,247	10,449
Other assets	(689)	(164)
Accrued expenses and other long-term liabilities	(11,140)	(8,791)
Due to HLTH	(228)	1,329
Deferred revenue	4,961	11,231

Net cash provided by continuing operations	14,700	32,779
Net cash provided by discontinued operations	1,062	1,912

Net cash provided by operating activities	15,762	34,691

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	600	40,350
Purchases of available-for-sale securities	—	(127,900)
Purchases of property and equipment	(5,290)	(2,626)
Cash received from sale of business, net of fees	250	985

Net cash used in continuing operations	(4,440)	(89,191)
Net cash used by discontinued operations	(5)	(11)

Net cash used in investing activities	(4,445)	(89,202)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,827	589

Net cash provided by financing activities	1,827	589

Net increase (decrease) in cash and cash equivalents	13,144	(53,922)

Cash and cash equivalents at beginning of period	191,659	213,753

Cash and cash equivalents at end of period	$204,803	$159,831